SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  November 18, 2011

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-34773	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 1 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 18, 2011, Sino Clean Energy Inc. (the “Company”) held the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified: Baowen Ren, Peng Zhou, Zhixin Jing, Wenjie Zhang and Paul Kam Shing Chiu. Additionally, the stockholders ratified the appointment of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2011.  The stockholders also approved by advisory vote the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s filings with the SEC, and how frequently the Company should seek such an advisory vote on the compensation of the Company’s named executive officers.

The voting at the Annual Meeting was as follows:

1.    Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Baowen Ren	4,226,051	79,863	14,149,946
Peng Zhou	4,225,051	80,863	14,149,946
Wenjie Zhang	3,928,021	77,893	14,149,946
Zhixin Jing	4,221,054	84,860	14,149,946
Paul Kam Shing Chiu	4,226,511	79,403	14,149,946

2.           Ratification of Weinberg &Company, P.A. as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
13,372,637	894,271	102,663	4,086,289

3.           Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
4,089,246	191,605	25,063	14,179,946

3.           Advisory Vote on Frequency of Advisory Vote on Executive Compensation

1 year	2 years	3 years	Abstain	Broker Non-Votes
363,284	31,971	3,807,971	51,353	14,201,281

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2011	Sino Clean Energy Inc.

By:/s/ Baowen Ren
Name: Baowen Ren Title: Chief Executive Officer